As filed with the Securities and Exchange Commission on July 1, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CASTLE DENTAL CENTERS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               76-0486898
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

1360 POST OAK BLVD, SUITE 1300, HOUSTON, TEXAS                     77056
   (Address of Principal Executive Offices)                      (Zip Code)

        1996 CASTLE DENTAL CENTERS, INC. OMNIBUS STOCK AND INCENTIVE PLAN
          1996 CASTLE DENTAL CENTERS, INC. NON-EMPLOYEE DIRECTORS' PLAN
                            (Full title of the plan)

                                MR. JOHN M. SLACK
                             CHIEF FINANCIAL OFFICER
                           CASTLE DENTAL CENTERS, INC.
                         1360 POST OAK BLVD., SUITE 1300
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                 (713) 479-8000
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    COPY TO:

                       BOYER, EWING & HARRIS INCORPORATED
                         NINE GREENWAY PLAZA, SUITE 3100
                              HOUSTON, TEXAS 770046
                            ATTN: JOHN W. MENKE, ESQ.

                         Calculation of Registration Fee

  Title of securities         Amount to be          Proposed maximum        Proposed maximum            Amount of
   to be registered            registered          offering price per      aggregate offering        registration fee
                                                          unit                    price
----------------------   ------------------        ------------------      -------------------       ----------------
Common Stock,
$.001 par value          1,200,000 shares                $6.375                $7,650,000                $2,126.70

---------
* Computed pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on
    July 1, 1999.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This registration statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (or are being filed concurrently herewith) by Castle Dental Centers, Inc., a Delaware corporation (the "Company"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b)      The Company's Current Report on Form 8-K/A filed on March 30,
                  1999.

         (c)      The Company's definitive Proxy Statement filed on April 26,
                  1999.

         (d) The description of the Company's common stock, $.001 par value per share, registered under Section 12 of the Securities Exchange Act of 1934, as contained in the Company's Registration Statement on Form S-1, Registration No. 333-11335.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

         The Company has entered into indemnity agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

         The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

                  EXHIBIT NUMBER                                                        PAGE
                  AND DESCRIPTION                                                       NUMBER
                  ---------------                                                       ------
         (4)      Instruments defining the rights of security holders, including indentures*

         (5)      Opinion re legality

                  5.1      Opinion of Boyer, Ewing & Harris Incorporated.

         (15)     Letter re unaudited interim financial information*

                                        3

         (23)     Consents of experts and counsel

                  23.1     Consent of PricewaterhouseCoopers LLP.
                  23.2     Consent of Boyer, Ewing & Harris Incorporated
                           (included in Exhibit 5.1).

         (24)     Power of attorney (included on page 7 of the Registration
                  Statement)

         (99)     Additional exhibits*

-----------------
* Not Applicable

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 1999.


                                              Castle Dental Centers, Inc.

                                              By: /s/ JACK H. CASTLE, JR.
                                              Jack H. Castle, Jr., Chairman and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack H. Castle, Jr. and John M. Slack, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                       TITLE                              DATE
                            Chairman of the Board & Chief
/s/ JACK H. CASTLE, JR.     Executive Officer (Principal          July 1, 1999
Jack H. Castle, Jr.         Executive Officer)


/s/ G. DANIEL SIEWERT III   President & Chief Operating           July 1, 1999
G. Daniel Siewert III       Officer
                            Vice President & Chief Financial

/s/ JOHN M. SLACK           Officer (Principal Financial and      July 1, 1999
John M. Slack               Accounting Officer)


________________________    Director                             July __, 1999
Jack H. Castle, D.D.S.


/s/ G. KENT KAHLE           Director                              July 1, 1999
G. Kent Kahle


________________________    Director                             July __, 1999
Robert J. Cresci


/s/ ELIZABETH A. TILNEY     Director                              July 1, 1999
Elizabeth A. Tilney


/s/ EMMETT E. MOORE         Director                              July 1, 1999
Emmett E. Moore

________________________
John J. Roberts             Director                             July __, 1999


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